                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                         ==============================


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 17, 1999


                             RAILWORKS CORPORATION
     ----------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                       0-24639                   58-2382378
-----------------------------        ------------------       ----------------------
(State or other jurisdiction          (Commission File             (IRS Employer
      of incorporation)                   Number)                Identification No. )


1104 Kenilworth Drive, Suite 301, Baltimore, Maryland                  21204
-----------------------------------------------------           ---------------------
    (Address of principal executive offices)                         (Zip Code)


                                 (410) 512-0500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not applicable
         (Former name of former address, if changed since last report)



                       The Exhibit Index is at page 61.

Item 5.        Other Events

               RailWorks Corporation, a Delaware corporation (the "Company"), is a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. The Company is filing this report to disseminate to the public the following financial statements:


                                                                                                      Page
                                                                                                      ----


RAILWORKS CORPORATION AND SUBSIDIARIES
  Report of Independent Public Accountants........................................................       4
  Consolidated Balance Sheets as of December 31, 1998 and 1997....................................       5
  Consolidated Statements of Operations for the Years Ended December 31, 1998, 1997
     and 1996.....................................................................................       6
  Consolidated Statements of Stockholders' Equity for the Years Ended December 31,
     1998, 1997 and 1996..........................................................................       7
  Consolidated Statements of Cash Flows for the Years Ended December 31, 1998, 1997
     and 1996.....................................................................................       8
  Notes to Consolidated Financial Statements......................................................       9

RAILWORKS CORPORATION UNAUDITED PRO FORMA FINANCIAL STATEMENTS
  Unaudited Pro Forma Financial Statements -- Basis of Presentation...............................      26
  Unaudited Pro Forma Balance Sheet as of December 31, 1998.......................................      27
  Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1998................      29
  Notes to Unaudited Pro Forma Financial Statements...............................................      30

GANTREX GROUP
  Report of Independent Chartered Accountants.....................................................      32
  Combined Balance Sheet as of December 31, 1998..................................................      33
  Combined Statement of Income and Retained Earnings for the Year Ended December 31, 1998.........      34
  Combined Statement of Cash Flows for the Year Ended December 31, 1998...........................      35
  Notes to Combined Financial Statements..........................................................      36

MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF
  WYOMING
  Report of Independent Public Accountants........................................................      40
  Balance Sheet as of December 31, 1998...........................................................      41
  Statement of Operations and Retained Earnings for the Year Ended December 31, 1998..............      42
  Statement of Cash Flows for the Year Ended December 31, 1998...................................       43
  Notes to Financial Statements...................................................................      44

F & V METRO CONTRACTING CORP. AND AFFILIATES
  Report of Independent Public Accountants........................................................      48
  Combined Statement of Net Liabilities as of November 30, 1998...................................      49
  Combined Statement of Operations for the Year Ended November 30, 1998...........................      50
  Combined Statement of Cash Flows for the Year Ended November 30, 1998...........................      51
  Notes to Combined Financial Statements..........................................................      52

Item 7.        Financial Statements and Exhibits


     (c)       Exhibits.

     The following exhibits are filed part of this Report:

27.1       Financial Data Schedule (for SEC purposes only)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To RailWorks Corporation:

     We have audited the accompanying consolidated balance sheets of RailWorks Corporation (a Delaware corporation) and Subsidiaries and its predecessor entity (the "Company"), as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1998 and 1997 and the results of its operations and its cash flows for the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
February 8, 1999

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                1998      1997
                                                              --------   -------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $  2,846   $ 1,120
  Accounts receivable, net of allowance for doubtful
    accounts of $442 and $58................................    77,181    46,436
  Costs and estimated earnings in excess of billings on
    uncompleted contracts...................................    24,792    17,149
  Inventories:
    Raw materials...........................................     7,535     1,240
    Finished goods..........................................     1,550        --
  Deferred tax asset........................................       870     1,020
  Other current assets......................................     3,401       977
                                                              --------   -------
         Total current assets...............................   118,175    67,942
                                                              --------   -------
PROPERTY, PLANT AND EQUIPMENT...............................    14,514       448
LESS ACCUMULATED DEPRECIATION AND
  AMORTIZATION..............................................     1,122        56
                                                              --------   -------
PROPERTY, PLANT AND EQUIPMENT, NET..........................    13,392       392
                                                              --------   -------
OTHER ASSETS:
  Excess of cost over net assets acquired, net of
    amortization............................................    93,845        --
  Deferred tax asset........................................        85        --
  Loans to officers.........................................       959        --
  Other.....................................................     2,180        18
                                                              --------   -------
         Total other assets.................................    97,069        18
                                                              --------   -------
                                                              $228,636   $68,352
                                                              ========   =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $    931   $ 2,555
  Accounts payable and accrued liabilities..................    35,436    22,547
  Accrued payroll and related withholdings..................     3,777     4,711
  Billings in excess of costs and estimated earnings on
    uncompleted contracts...................................     5,958     8,510
  Other current liabilities.................................     4,682     3,119
                                                              --------   -------
         Total current liabilities..........................    50,784    41,442
                                                              --------   -------
  Long-term debt............................................    50,573    12,449
  Excess of acquired net assets over cost, net of
    amortization............................................     8,662    10,210
  Other liabilities.........................................     8,609     2,813
                                                              --------   -------
         Total long-term liabilities........................    67,844    25,472
                                                              --------   -------
         Total liabilities..................................   118,628    66,914
                                                              --------   -------
Stockholders' Equity:
  Series A, convertible preferred stock, $1.00 par value,
    authorized 10,000,000 shares, 13,700 shares issued and
    outstanding.............................................        14        --
  Common stock, $0.01 par value, authorized 100,000,000
    shares, 13,703,530 shares issued and outstanding in
    1998, 2,959,291 issued and outstanding in 1997..........       137        30
  Additional paid-in capital................................   121,296        --
  Retained earnings (deficit)...............................   (11,439)    1,408
                                                              --------   -------
         Total stockholders' equity.........................   110,008     1,438
                                                              --------   -------
                                                              $228,636   $68,352
                                                              ========   =======

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                       PREDECESSOR
                                                                                         COMPANY
                                                                1998         1997         1996
                                                             ----------   ----------   -----------
Revenue....................................................  $  212,533   $  153,610    $188,767
Cost of revenue............................................     182,817      136,678     169,303
                                                             ----------   ----------    --------
Gross profit...............................................      29,716       16,932      19,464
Selling, general and administrative expenses...............      17,040       13,733      15,053
Non-recurring expenses.....................................      19,965           --          --
Transaction fees...........................................       1,281           --          --
Depreciation and amortization expense......................       2,105         (213)      1,365
                                                             ----------   ----------    --------
Operating (loss) income....................................     (10,675)       3,412       3,046
                                                             ----------   ----------    --------
Other income(expense):
  Interest expense.........................................      (2,334)      (1,761)     (2,023)
  Interest and other income................................       1,634          975         476
  Management fee to former parent..........................          --           --        (941)
                                                             ----------   ----------    --------
  Other expense, net.......................................        (700)        (786)     (2,488)
                                                             ----------   ----------    --------
(Loss) income before income taxes..........................     (11,375)       2,626         558
Provision for income taxes.................................       1,472        1,198         500
                                                             ----------   ----------    --------
Net (loss) income..........................................  $  (12,847)  $    1,428    $     58
                                                             ==========   ==========    ========
Basic and diluted (loss) earnings per share................  $    (1.67)  $      .48
                                                             ==========   ==========
Weight average shares used in computing (loss) earnings per
  share....................................................   7,694,267    2,959,291
                                                             ==========   ==========

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                                 (IN THOUSANDS)

                                              COMMON STOCK     PREFERRED STOCK     ADDITIONAL
                                             ---------------   ---------------       PAID-IN       RETAINED EARNINGS
                                             SHARES   AMOUNT   SHARES   AMOUNT       CAPITAL           (DEFICIT)        TOTAL
                                             ------   ------   ------   ------   ---------------   -----------------   --------
PREDECESSOR COMPANY
BALANCE, DECEMBER 31, 1995.................   1,200    $ --      --      $--        $ 22,114           $ (1,547)       $ 20,567
  Capital contribution.....................      --      --      --       --           1,110                 --           1,110
  Transfer of note receivable..............      --      --      --       --          (4,745)                --          (4,745)
  Net income...............................      --      --      --       --              --                 58              58
                                             ------    ----      --      ---        --------           --------        --------
BALANCE DECEMBER 31, 1996..................   1,200    $ --      --      $--        $ 18,479           $ (1,489)       $ 16,990
                                             ======    ====      ==      ===        ========           ========        ========
-------------------------------------------------------------------------------------------------------------------------------

BALANCE JANUARY 1, 1997....................      --    $ --      --      $--        $     --           $     --        $     --
  Capital contribution.....................     111       1      --       --               9                 --              10
  Recapitalization.........................   2,849      29      --       --              (9)               (20)             --
  Net income...............................      --      --      --       --              --              1,428           1,428
                                             ------    ----      --      ---        --------           --------        --------
BALANCE DECEMBER 31, 1997..................   2,960      30      --       --              --              1,408           1,438
  Issuance of common stock.................   5,908      59      --       --          54,023                 --          54,082
  Non-cash compensation charge.............   1,206      12      --       --          14,861                 --          14,873
  Initial public offering, net of
    underwriting discount and offering
    expenses...............................   5,000      50      --       --          52,412                 --          52,462
  Issuance of preferred stock..............  (1,370)    (14)     14       14              --                 --              --
  Net loss.................................      --      --      --       --              --            (12,847)        (12,847)
                                             ------    ----      --      ---        --------           --------        --------
BALANCE, DECEMBER 31, 1998.................  13,704    $137      14      $14        $121,296           $(11,439)       $110,008
                                             ======    ====      ==      ===        ========           ========        ========

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                    PREDECESSOR
                                                                                      COMPANY
                                                                1998       1997        1996
                                                              --------   --------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income...........................................  $(12,847)  $  1,428    $     58
Adjustments to reconcile net (loss) income to net cash used
  in operating activities:
  Depreciation and amortization.............................     2,105       (213)      1,365
  Non-cash compensation charge..............................    14,873         --          --
  Deferred taxes............................................        65        664          --
  Gain on sale of division..................................      (861)        --          --
  Gain on sale of equipment.................................        (3)      (194)        (39)
  Change in contract reserves...............................        --         --      (3,000)
  Change in operating assets and liabilities:
    Accounts receivable and costs and estimated earnings in
     excess of billings on uncompleted contracts............   (15,236)    (8,176)     (6,231)
    Inventory...............................................      (274)       296        (947)
    Other current assets....................................    (1,066)      (271)     (4,209)
    Accounts payable and accrued liabilities................     2,726     (1,159)     (1,772)
    Accrued payroll and related withholdings................    (1,269)       549         365
    Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................    (4,458)     3,320       2,307
    Other current liabilities...............................    (1,252)       909        (103)
    Other assets............................................    (1,145)       (18)         (3)
    Other liabilities.......................................     4,713       (336)        257
                                                              --------   --------    --------
        Net cash used in operating activities...............   (13,929)    (3,201)    (11,952)
                                                              --------   --------    --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of division............................     1,000         --          --
  Proceeds from sale of equipment...........................        32        194         130
  Purchase of equipment and leasehold improvements..........    (1,280)      (448)       (690)
  Acquisition of subsidiaries, net of cash acquired.........   (52,535)        --          --
  Contingent earnout payment................................    (1,600)        --          --
                                                              --------   --------    --------
        Net cash used in investing activities...............   (54,383)      (254)       (560)
                                                              --------   --------    --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of loan origination fee...........................    (1,615)        --          --
  Proceeds from issuance of common stock, net...............    52,462         --       1,110
  Proceeds from contingent promissory notes.................        --     14,608          --
  Repayment of contingent promissory notes..................        --       (157)         --
  Loans to officers.........................................      (959)        --          --
  Proceeds from note payable................................        --      4,000          --
  Repayments of note payable................................        --     (4,000)         --
  Proceeds from long-term borrowing.........................    61,325     16,937       7,961
  Repayment of long-term borrowing..........................   (41,175)   (26,823)     (2,312)
                                                              --------   --------    --------
        Net cash provided by financing activities...........    70,038      4,565       6,759
                                                              --------   --------    --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........     1,726      1,110      (5,753)
CASH AND CASH EQUIVALENTS, beginning of year................     1,120         10       9,924
                                                              --------   --------    --------
CASH AND CASH EQUIVALENTS, end of year......................  $  2,846   $  1,120    $  4,171
                                                              ========   ========    ========
SUPPLEMENTARY DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest....................  $  2,107   $  1,478    $  1,305
                                                              ========   ========    ========
  Cash paid during the year for income taxes................  $    392   $    188    $     57
                                                              ========   ========    ========

NON-CASH OPERATING, INVESTING AND FINANCING ACTIVITIES: The Company issued 8,867,648 shares of common stock in exchange for 100% of the outstanding common stock of the Subsidiaries.

                See Notes to Consolidated Financial Statements.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     RailWorks Corporation, a Delaware corporation, ("RailWorks" or the "Company"), was formed in March 1998 to acquire, integrate and facilitate the growth of similar and complementary companies in the rail system services and products industry.

     On July 29, 1998, RailWorks announced the initial public offering ("IPO") of 5,000,000 shares of its common stock at a price of $12.00 per share. The initial public offering was consummated on August 4, 1998. The capital raised by this offering was $55,800,000 net of underwriting discounts.

     Concurrent with the consummation of the IPO, the Company acquired 14 groups of companies (the "Founding Companies") in the rail system services and related products industry. The aggregate consideration paid by the Company to acquire these companies was approximately $51,100,000 in cash and 8,867,648 shares of RailWorks common stock.

     For accounting and financial statement purposes, Comstock Holdings, Inc. (one of the Founding Companies) ("Comstock" or the "Accounting Acquirer") has been identified as the accounting acquirer consistent with Staff Accounting Bulletin ("SAB") No. 97 of the Securities and Exchange Commission. The acquisitions of the remaining Founding Companies were accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The acquisitions of the Founding Companies resulted in the recording of goodwill of approximately $94,817,000, which is being amortized over 40 years.

     On November 4, 1998, the Company acquired substantially all of the net assets of Sheldon Electric, Inc. ("Sheldon"). Also, on November 4, 1998, the Company acquired the stock of Armcore Railroad Contractors, Inc. ("Armcore"), an Indiana corporation located in Frankfurt, Indiana. The aggregate price paid for these acquisitions was approximately $3,100,000 in cash. The acquisitions of Sheldon and Armcore were accounted for using the purchase method of accounting. The estimated goodwill associated with these acquisitions aggregated approximately $2,449,000.

     Comstock was incorporated on November 20,1996 as a Delaware corporation for the purpose of acquiring L.K. Comstock & Company, Inc. (the "Predecessor Company"). Comstock had no operations from incorporation through January 1, 1997.

     Effective January 1, 1997, Comstock purchased the stock of the Predecessor Company. The financial statements, including those of the Predecessor Company prior to its acquisition, have been prepared by Comstock management and present the financial position and results of operations of Comstock as of and for the year ended December 31, 1997 and of the Predecessor Company for the periods prior to January 1, 1997. Accordingly, the financial information for periods prior to 1997 do not reflect the significant impact of the Predecessor Company acquisition or of the purchase accounting adjustments on the financial position and results of operations of Comstock.

     The Predecessor Company was acquired by Comstock through various agreements (the "Agreements") entered into with Comstock Group, Inc. ("Group", the Predecessor Company's former parent), Spie Group Inc. ("Spie", the parent of Group), Spie Enertrans SA ("Enertrans", the former parent of Spie) and Schneider Electric Comstock Inc. ("Schneider", parent of Spie). The Agreements principally called for: (1) the sale of the common stock of the Predecessor Company to Comstock (the "Sale"), (2) the issuance of various contingent promissory notes by Comstock to Enertrans and Group in exchange for approximately $18,903,000,
(3) the transfer of

                     RAILWORKS CORPORATION AND SUBSIDIARIES
various intangible assets of Spie to Comstock, (4) the provision for various income tax elections and indemnifications, and (5) certain other indemnifications and cooperative understandings. The effects of the Agreements have been accounted for as a purchase in the accompanying financial statements as of and for the year ended December 31, 1997. In connection with the IPO of RailWorks, Group agreed to accept a one-time payment of $1,600,000 to satisfy all potential contingent payments owed in connection with the Agreements. Such payment was made by RailWorks on September 8, 1998.

     As part of the Agreements, certain intangible assets (recorded at no value) were assigned to Comstock. In addition, Comstock issued a promissory note (the "Contingent Promissory Note"), collateralized by certain investments related to customer contracts involving claims and an investment in a joint venture (the "Investments"). The remaining balance of the Contingent Promissory Note of $12,240,000 at December 31, 1998 is payable only from amounts collected by Comstock relating to the Investments until April 3, 2007, at which time the note is cancelled. As such, Enertrans and any successor to it or creditor may not look to any other Comstock assets to satisfy this indebtedness. Accordingly, management believes a right of offset exists for financial reporting purposes and the Investments and the Contingent Promissory Note have been offset in the accompanying balance sheets at December 31, 1998 and 1997 in accordance with Statement of Financial Accounting Standards ("SFAS") No. 125 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities."

     In connection with the Sale, $5,095,000 of cash from the Predecessor Company was used by Comstock to fund its acquisition of the Predecessor Company. Accordingly, and as a result of the purchase price adjustments, the fair value of the net assets acquired exceeds the purchase price funded solely by Comstock. In accordance with Accounting Principles Board Opinion No. 16 "Business Combinations", the excess of the cost of net assets acquired first reduced the non current assets to zero with the remainder allocated to "Excess of Acquired Net Assets Over Cost", (negative goodwill) which amount is being amortized over 40 years.

2. NATURE OF BUSINESS

     RailWorks was formed to become a leading nationwide provider of rail system services, including construction and rehabilitation, repair and maintenance, and related products. The Company provides contracting services and rail related products to a broad range of customers including Class I railroads, transit authorities and commuter railroads, municipalities, industrial companies and commercial enterprises. RailWorks operates principally in the United States.

     During 1998, the Company adopted SFAS No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). In accordance with SFAS No. 131, the Company has three reportable segments: (1) transit services,
(2) rail construction, rehabilitation, repair and maintenance services and (3) rail products and supplies. The transit services segment provides transit construction and rehabilitation services, as well as installation of signaling, communications and electrical systems. The rail construction services segment provides design, engineering, construction, rehabilitation and repair and maintenance of track systems. The rail products and supplies segment provides a broad range of rail related products, including treated wood ties. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. RailWorks evaluates performance based on profit or loss from operations before income taxes, interest income and expense, and non-recurring gains and losses.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

3. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

     The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, utilizing current market prices and arms length terms and conditions.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     The Company recognizes revenues from fixed-fee contracts using the percentage-of-completion method, measured by the percentage of cost incurred to date to management's estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined. Revenues from time-and-material contracts are recognized currently as the work is performed.

     Contract costs include all direct material, labor and equipment costs and those indirect costs related to contract performance and are charged to cost of revenues as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     With regard to the rail products segment, the Company recognizes revenue when products are delivered to customers pursuant to shipping agreements. Cost of goods sold includes the raw materials cost, labor and overhead costs of producing the product.

     In accordance with industry practice, the Company classifies as current all assets and liabilities related to the performance of long-term contracts. The contracting cycle for certain long-term contracts may extend beyond one year and, accordingly, collection or payment of amounts related to these contracts may extend beyond one year.

CASH AND CASH EQUIVALENTS

     The Company considers cash and cash equivalents to include cash on hand and temporary cash investments purchased with an original maturity of three months or less.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method. Inventory consists of stored materials and parts to be used in long-term construction contracts and raw materials and finished goods produced by the rail products segment companies.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Included in machinery and equipment is specialty construction tools and other equipment which, although purchased in connection with a particular contract, is expected to be used in future contracts. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Building and improvements...................................  15 - 30 years
Machinery and equipment.....................................    3 - 7 years
Office furniture and equipment..............................    5 - 7 years
Transportation equipment....................................    5 - 7 years

     Leasehold improvements are capitalized and amortized over the shorter of the estimated useful lives of the assets or the terms of the related leases.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

INCOME TAXES

     The Company follows the liability method of accounting for income taxes in accordance with SFAS No. 109. Under this method, deferred income taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the underlying assets or liabilities are received or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". This statement supersedes APB Opinion No. 15, "Earnings per Share" and simplifies the computation of earnings per share ("EPS"). Primary EPS is replaced with a presentation of basic EPS. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Fully diluted EPS is replaced with diluted EPS. Diluted EPS reflects the potential dilution if certain securities are converted and also includes certain shares that are contingently issuable. The following is the computation of earnings per share (in thousands, except per share data):

                                                                1998      1997
                                                              --------   ------
Net (loss) income...........................................  $(12,847)  $1,428
                                                              ========   ======
Shares used for determining basic EPS.......................     7,694    2,960
Dilutive effect of:
  Stock options.............................................         *       --
  Convertible preferred shares..............................         *       --
                                                              --------   ------
Shares used for determining diluted EPS.....................     7,694    2,960
                                                              ========   ======
Basic EPS...................................................  $  (1.67)  $  .48
                                                              ========   ======
Diluted EPS.................................................  $  (1.67)  $  .48
                                                              ========   ======

---------------

* Outstanding stock options and convertible preferred shares would be antidilutive in 1998 and therefore were excluded.

     No stock options or convertible preferred shares were outstanding in 1997.

INTANGIBLE ASSETS

     Intangible assets consist primarily of excess purchase price over net assets acquired (goodwill), which is being amortized over its estimated useful life of 40 years. In conformance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", the Company's management regularly evaluates whether events and circumstances indicate that the remaining balance of intangibles or other long-lived assets may not be recoverable.

     The Excess of Acquired Net Assets Over Cost (negative goodwill) was generated from the acquisition of the Predecessor Company. The amortization period of the negative goodwill is 40 years. During 1998, the negative goodwill was reduced by the additional $1,600,000 purchase price paid to Group.

     Amortization expense, including negative amortization of $252,000 in 1998 and $269,000 in 1997, of the years ended December 31, 1998, 1997 and 1996 amounted to $965,000, $(269,000) and $16,000, respectively.

                    RAILWORKS CORPORATION AND SUBSIDIARIES

4. ACCOUNTS RECEIVABLE AND CONTRACTS IN PROGRESS

     Accounts receivable at December 31, 1998 and 1997 consisted of the following (in thousands):

                                                               1998      1997
                                                              -------   -------
Billed......................................................  $58,702   $31,400
Retainages..................................................   18,479    15,036
                                                              -------   -------
                                                              $77,181   $46,436
                                                              =======   =======

     Retainages of approximately $5,783,000 and $4,388,000 at December 31, 1998 and 1997 are invested in U.S. government obligations and municipal bonds. The Company anticipates that 47% of all retainages at December 31, 1998 will be collected within one year.

     Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed currently under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. The Company anticipates that substantially all amounts, other than unanticipated additional contract costs (see below), will be billed and collected within one year.

     The Company has recorded as costs and estimated earnings in excess in billings on uncompleted contracts amounts that it seeks or will seek to collect from customers or others for error or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price, or other customer-related causes of unanticipated additional contract costs (pending change orders or claims). These amounts are recorded at their estimated net realizable value when realization is probable and can be reasonably estimated. No profit is recognized on the construction costs incurred in connection with these amounts. Pending change orders and claims involve the use of estimates and it is reasonably possible that revisions to the estimated recoverable amounts of recorded pending change orders and claims may be made in the near-term. Claims made by the Company involve negotiation and, in certain cases litigation. The Company expenses such costs as incurred, although it may seek to recover these costs as part of the claim. The Company believes that it has established legal bases for pursuing recovery of recorded claims and it is management's intention to pursue and litigate these claims, if necessary, until a decision or settlement is reached.

     The Company is pursuing unanticipated additional contract costs on certain completed contracts. Costs and estimated earnings in excess of billings on uncompleted contracts includes unbilled revenues of approximately $11,054,000 and $3,915,000 at December 31, 1998 and 1997, respectively, related to these contracts. In addition, billed accounts receivable and retainages include contractually billed amounts related to these contracts of approximately $3,105,000 and $2,257,000 at December 31, 1998 and 1997, respectively. Certain contractually billed amounts related to these contracts may not be paid by the customer to the Company until final resolution of the contract. At December 31, 1998 and 1997, the Company had reserves of approximately $4,500,00 and $2,285,000, respectively, related to unbilled revenue and estimated legal costs to settle.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     Costs and estimated earnings at December 31, 1998 and 1997, on uncompleted contracts and related amounts billed are as follows (in thousands):

                                                                1998       1997
                                                              --------   --------
Costs.......................................................  $429,114   $363,561
Estimated earnings..........................................    47,575     46,027
                                                              --------   --------
                                                               476,689    409,588
Billings....................................................   457,855    400,949
                                                              --------   --------
                                                              $ 18,834   $  8,639
                                                              ========   ========

     Such amounts are included in the accompanying consolidated balance sheets under the following captions (in thousands):

                                                               1998      1997
                                                              -------   -------
Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $24,792   $17,149
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (5,958)   (8,510)
                                                              -------   -------
                                                              $18,834   $ 8,639
                                                              =======   =======

     At December 31, 1998, 1997 and 1996, earned revenues from government related funding sources were 40%, 66% and 61%, respectively, of total earned revenues. Approximately 27%, 30% and 27% of total earned revenues for 1998, 1997 and 1996, respectively, were from a single government customer.

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following at December 31, 1998 and 1997 (in thousands):

                                                               1998     1997
                                                              -------   ----
Land and buildings..........................................  $ 1,780   $ --
Transportation equipment....................................    2,121     --
Machinery and equipment.....................................   10,038    448
Office furniture and equipment..............................      326     --
Leasehold improvements......................................      249     --
                                                              -------   ----
                                                               14,514    448
Less accumulated depreciation and amortization..............    1,122     56
                                                              -------   ----
Property, plant and equipment, net..........................  $13,392   $392
                                                              =======   ====

     Depreciation and amortization expense on property, plant and equipment charged to operations for the years ended December 31, 1998, 1997 and 1996 was approximately $1,140,000, $56,000 and $1,349,000, respectively.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

6. LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1998 and 1997 (in thousands):

                                                               1998      1997
                                                              -------   -------
Revolving credit agreement(a)...............................  $49,300   $    --
Revolving credit agreement(b)...............................       --    12,057
Temporary revolver(c).......................................       --       550
Promissory note(d)..........................................       --     1,700
Fixed asset notes...........................................    2,204       697
                                                              -------   -------
                                                               51,504    15,004
Less current portion........................................      931     2,555
                                                              -------   -------
                                                              $50,573   $12,449
                                                              =======   =======

---------------

(a) On August 4, 1998, the Company entered into a secured $75,000,000 revolving credit agreement with NationsBank, N.A. (the "Credit Facility"). The Credit Facility expires on August 4, 2001; however, the Company may request the bank to extend the agreement for two, one-year periods. The proceeds of the Credit Facility are to be utilized for working capital, future acquisitions and letters of credit. The aggregate amount of letter of credit obligations that can be drawn against the Credit Facility shall not exceed $20,000,000. There were no letters of credit outstanding at December 31, 1998. Interest on loans, commitment fees, and letter of credit fees are based upon consolidated leverage ratios in a pricing matrix which may be based on prime or LIBOR. The annual interest rates in effect at December 31, 1998, for prime and LIBOR borrowings were 8.5% and 7.26%, respectively. A one time facility fee of 2% was paid on the total Credit Facility.

(b) On April 4, 1997, the Company entered into a secured revolving credit agreement (the "Revolver") with a maximum aggregate principal amount of $15,000,000 (the "Commitment"). Interest on Base Rate loans was at a rate of 1% plus the Base Rate, as defined (approximately prime rate); interest on Eurodollar loans was at 3.25% plus the Eurodollar Rate, as defined (approximately LIBOR). An annual facility fee of 1% and a commitment fee of 1/2 of 1% were payable on the total Commitment and the total unused Commitment, respectively. Up to $10,000,000 of letters of credit could be drawn against the Commitment, $2,911,655 of which was drawn at December 31, 1997. This obligation was repaid in its entirety on August 4, 1998.

(c) On December 11, 1997, the Company entered into a short-term secured revolving credit agreement (the "Temporary Revolver") with a maximum principal amount of $2,000,000. Interest on the unpaid principal was at a rate of 2% plus the Base Rate (approximately prime rate). The Temporary Revolver was extended from its original maturity and was repaid in its entirety on August 4, 1998.

(d) Interest on this agreement was payable semi-annually at a rate of 8.5%. This obligation was repaid in its entirety on August 4, 1998.

     The Credit Facility is secured by a first lien on all of the capital stock of the Company's subsidiaries and on all accounts receivable of the Company and its subsidiaries. In addition, the Credit Facility contains a negative pledge on all other assets of the Company and its subsidiaries. The Credit Facility contains restrictive covenants that, among other things impose limitations on the Company with respect to its ability to incur additional indebtedness, make certain investments, sell assets or pay dividends. The Credit Facility also contains various financial

                     RAILWORKS CORPORATION AND SUBSIDIARIES
covenants which require the Company to meet certain targets including, but not limited to, the maintenance of net worth, earnings before interest, taxes, depreciation and amortization (EBITDA) to debt ratio and fixed charge coverage ratio.

7. INCOME TAXES

     The Company files a consolidated federal income tax return. The Predecessor Company's results were included in the consolidated federal income tax return of Spie.

     The income tax provision in the accompanying consolidated statements of operations for the years ended December 31, 1998, 1997 and 1996 consists of (in thousands):

                                                                               PREDECESSOR
                                                                                 COMPANY
                                                              1998     1997       1996
                                                             ------   ------   -----------
Current:
  Federal..................................................  $   --   $   --      $150
  State....................................................     895      132       268
                                                             ------   ------      ----
                                                                895      132       418
                                                             ------   ------      ----
Deferred:
  Federal..................................................     503      941        70
  State....................................................      74      125        12
                                                             ------   ------      ----
                                                                577    1,066        82
                                                             ------   ------      ----
                                                             $1,472   $1,198      $500
                                                             ======   ======      ====

     Factors accounting for the variation from U.S. statutory income tax rates relating to continuing operations for the years ended December 31, 1998, 1997 and 1996 are as follows (in thousands):

                                                                               PREDECESSOR
                                                                                 COMPANY
                                                             1998      1997       1996
                                                            -------   ------   -----------
Federal income taxes at the statutory rate................  $(3,981)  $  893      $189
Benefit of NOL............................................       --       --      (189)
Federal alternative minimum tax...........................       --       --       150
State and local taxes.....................................     (680)     206       242
Other.....................................................      229       99       108
Valuation allowance.......................................    5,904       --        --
                                                            -------   ------      ----
                                                            $ 1,472   $1,198      $500
                                                            =======   ======      ====

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     The components of the net deferred income tax asset in the accompanying consolidated balance sheets at December 31, 1998 and 1997 are as follows (in thousands):

                                                               1998      1997
                                                              -------   ------
Deferred tax assets:
  Net operating loss carryforward...........................  $ 3,005   $  317
  Excess of amounts expensed for financial statement
     purposes over amounts deducted for income tax
     purposes...............................................    4,097    1,451
  State and local income taxes, net of federal tax
     benefits...............................................      915      481
                                                              -------   ------
Total deferred tax asset....................................    8,017    2,249
                                                              -------   ------
Deferred tax liability,
  Costs capitalized for financial statement purposes and
     deducted for income tax purposes.......................    1,158    1,229
                                                              -------   ------
Total deferred tax liability................................    1,158    1,229
                                                              -------   ------
Net deferred tax asset before valuation allowance...........    6,859    1,020
Valuation allowance for net deferred tax asset..............   (5,904)      --
                                                              -------   ------
                                                              $   955   $1,020
                                                              =======   ======

8. PREFERRED STOCK

     The Company has authorized 10,000,000 shares of Series A convertible preferred stock. The stock has no voting rights, shares dividends ratably with the common stock, is non-cumulative and has a liquidation preference over shares of common stock. Each share of preferred stock is convertible into 100 shares of the Company's common stock.

     On October 8, 1998, the Company issued 13,700 shares of its nonvoting Series A convertible preferred stock in exchange for 1,370,000 shares of common stock. Each share of Series A convertible preferred stock is convertible to 100 shares of common stock upon five days prior written notice from the holder, subject to certain conditions.

9. STOCK OPTION PLAN

     On August 13, 1998, the Company approved the 1998 Stock Incentive Plan (the "Plan") which provides for the granting or awarding of stock options and stock appreciation rights to non-employee directors, officers and other key employees (including officers of the Subsidiaries) and consultants. The Plan reserves for issuance 2,000,000 shares of common stock. In general, the terms of the option awards (including vesting schedules) will be established by the Compensation Committee of the Company's board of directors.

     During 1998 options covering an aggregate of 30,000 shares of common stock were issued under the Plan. Two non-employee directors were each issued options to purchase 10,000 shares of common stock at the IPO price. Options to purchase 10,000 shares were also issued to a President of one of the Subsidiaries at the price of the common stock on the date of the grant. The options expire ten years after the date of grant.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     At December 31, 1998, 30,000 options were outstanding:

                                                                       WEIGHTED AVERAGE
                                                              SHARES    EXERCISE PRICE
                                                              ------   ----------------
Balance at inception........................................      --        $   --
Granted.....................................................  30,000         10.02
Exercised...................................................      --            --
                                                              ------        ------
Balance, December 31, 1998..................................  30,000        $10.02
                                                              ======        ======
Exercisable, December 31, 1998..............................      --        $   --
                                                              ======        ======

     The weighted average fair value of options granted in 1998 at market value was $4.79.

     The fair value of each stock option grant is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate at date of grants...................  5.25 - 5.79%
Expected lives..............................................  3 to 6 years
Expected volatility.........................................  44.0%
Expected dividend yield.....................................  0%

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                                NUMBER OF
                                                 OPTIONS            WEIGHTED           WEIGHTED
                                             OUTSTANDING AT     AVERAGE REMAINING      AVERAGE
EXERCISE PRICE                              DECEMBER 31, 1998   CONTRACTUAL LIFE    EXERCISE PRICE
--------------                              -----------------   -----------------   --------------
$6.06 to 12.00............................       30,000               9.59              $10.02
                                                 ======               ====              ======

     The Company applies APB No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized in the accompanying consolidated statements of operations for the year ended December 31, 1998 for options granted during that year. Had compensation expense for all stock options granted in 1998 been determined consistent with SFAS No. 123, the Company's net income per share would have been as follows:

Net loss:
  As Reported...............................................  $(12,847)
                                                              ========
  Pro Forma.................................................  $(12,864)
                                                              ========
Net loss per share:
  As Reported -- basic and diluted..........................  $  (1.67)
                                                              ========
  Pro Forma -- basic and diluted............................  $  (1.67)
                                                              ========

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts and additional awards in future years are anticipated.

10. EMPLOYEE BENEFIT PLANS

     Certain of the acquired companies have qualified defined contribution employee benefit plans (the "Plans"), the majority of which allowed for voluntary pretax contributions by employees. The Subsidiaries paid all general and administrative expenses of the Plans and in some cases, the Subsidiaries made matching and discretionary contributions to the Plans. The

                     RAILWORKS CORPORATION AND SUBSIDIARIES

Subsidiaries currently offer no post-employment or post-retirement benefits. The expense incurred related to the Plans by the Company was approximately $367,000, $321,000 and $337,000 for the years ended December 31, 1998, 1997 and 1996, respectively.

     Prior to 1997, Comstock was generally self insured for its automobile and general liability insurance and, to a lesser extent, for workers' compensation. Included primarily in accrued payroll and related withholdings, and other liabilities at December 31, 1998 and 1997 are reserves of $2,348,000 and $3,574,000, respectively, relating to these insurance liabilities. The Company, including Comstock, currently participates in a paid indemnity plan for these insurance coverages.

     Comstock sponsored an unfunded, fully insured postretirement medical plan covering eligible retirees and their dependents which it elected to terminate effective December 31, 1997. In 1996 Comstock offered, at group rates, comprehensive medical care benefits to retirees and their covered dependents. Comstock contributed approximately one-half of the total premium medical cost. Under the plan, employees were eligible to enroll on the first day of the month following retirement from Comstock after age 55 and ten years of service. Upon adoption of SFAS No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" the accumulated postretirement benefit obligation was $943,000. This amount was amortized over 20 years.

     The postretirement benefit cost for 1996 included the following items (in thousands):

                                                              PREDECESSOR
                                                                COMPANY
                                                                 1996
                                                              -----------
Service cost................................................     $ 42
Interest cost...............................................       81
Transition amortization.....................................       47
                                                                 ----
                                                                 $170
                                                                 ====

     The assumed discount rate used to measure the accumulated postretirement benefit obligation was 7.25% in 1996. The assumed health care cost trend rate was 9.5% in December 31, 1996, gradually decreasing to an ultimate rate of 5% in 2004 for participants under age 65. For those above age 65, a rate of 7.5% was used in 1996, gradually decreasing to an ultimate rate of 5% in 2004. A one percent increase in the assumed health care cost trend rate would increase costs by $25,000 in 1996. This plan was discontinued in 1997.

     The Company also has nonqualified defined benefit plans covering certain current and former employees of one of the Subsidiaries which provide benefits based on years of service and compensation. In aggregate, at December 31, 1998 and 1997 approximately $3,007,000 and $1,518,000, respectively relating to these programs is included in the accompanying balance sheets.

     The Company's self-insurance programs and certain employee benefit plan liabilities are estimated using actuarial estimates and management assumptions. These estimates are based on historical information, along with certain assumptions about future events. Changes in assumptions, as well as changes in actual experience could cause these estimates to change.

     The Company has established two bonus incentive plans (the "Plans") covering certain employees. The first bonus pool consists of 10% of the Company's pre-tax profits and the second bonus pool consists of 15% of the amount by which the Company's net income exceeds certain benchmarks. No benefits were earned or paid under either of the Plans during 1998.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

11. LEASE COMMITMENTS

     The Company and its subsidiaries lease various office buildings, machinery, equipment, and vehicles under operating leases expiring at various dates through 2004. Most of the real property leases have escalation clauses related to increases in real property taxes. Future minimum lease payments under operating leases are as follows (in thousands):

Years Ending December 31
  1999......................................................  $2,163
  2000......................................................   1,252
  2001......................................................   1,070
  2002......................................................   1,046
  2003......................................................     930

     Rent expense for all operating leases, including amounts charged to cost of revenues, for the year ended December 31, 1998, 1997 and 1996 was approximately $3,047,000, $2,685,000 and $3,527,000, respectively.

12. RELATED-PARTY TRANSACTIONS

LEASING TRANSACTIONS

     Certain of the subsidiaries lease their operating facilities from former Founding Company owners who remained employees or directors of the Company. Total rent paid to related parties for 1998 was $330,000. The Company believes the rents to be the fair market rental value of the property.

13. COMMITMENTS AND CONTINGENCIES

PERFORMANCE BONDS

     The Company's performance under certain construction contracts is secured by performance bonds for which the Company pays a separate fee.

EMPLOYMENT CONTRACTS

     Certain executives of the Company have entered into employment agreements with the Company. In general, the employment agreements provide that, in the event of a termination of employment by the Company without cause, such employee will be entitled to receive from the Company an amount in cash equal to the employee's then current annual base salary for the remainder of the term.

CONTINGENT PURCHASE PRICE FOR ACQUISITIONS

     The sellers of Sheldon and Armcore are eligible to receive additional cash amounts ("earnouts"), consisting of cash, as adjustments to the purchase prices paid for those companies. Such cash payments are contingent upon the achievement of earnings targets for 1999, 2000 and 2001.

ENVIRONMENTAL

     The Company's operations are subject to extensive federal, state and local regulations under environmental laws and regulations concerning, among other things, emissions to the air, discharges to waters and the generation, handling, storage, transportation, treatment and disposal of waste, hazardous substances, underground and aboveground storage tanks and soil and

                     RAILWORKS CORPORATION AND SUBSIDIARIES
groundwater contamination. The Company is also subject to certain Federal, state and local environmental laws and regulations relating to the use of creosote. Creosote is used in certain of the Company's manufacturing processes to treat wood railroad ties so that they can withstand exposure to outside elements. Creosote, a coal tar treated derivative, has been recognized by the environmental regulating agencies as a hazardous material. The Company believes that it is in material compliance with all of the various regulations applicable to their businesses and has not been notified of any violations by regulatory agencies.

LITIGATION

     The Company is involved in legal proceedings and claims, asserted by and against the Company, which have arisen in the ordinary course of business. The Company believes it has a number of valid defenses to these actions and the Company intends to vigorously defend or assert these claims. Management believes, upon advice of outside counsel, that none of these actions will have a material adverse effect on the financial position or results of operations of the Company.

14. LOANS TO OFFICERS

     Pursuant to their employment agreements, certain officers of the Company have been granted loans for the payment of income taxes related to stock grants. These loans have a term of five years, are interest bearing and are collateralized by the stock granted.

15. FINANCIAL INSTRUMENTS

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or a liability measured at its fair value. SFAS 133 requires that changes in each derivative's fair value be recognized into earnings unless specific hedge accounting criteria are met. The Company does not anticipate that SFAS 133 will have a material impact upon its operations.

INTEREST RATE SWAPS

     The Company has entered into an interest rate swap agreement to manage exposure to interest rate fluctuations. The outstanding agreement involves the exchange of floating rate interest payments for fixed rate interest payments over a specified time period without the exchange of any underlying principal amounts. The Company's credit exposure is limited to the fair value of the agreements, and the Company only enters into agreements with highly rated counterparties. The Company does not enter into interest rate swap agreements for trading or speculative purposes and matches the terms and contract notional amounts to existing debt. The net amounts paid or received under interest rate swap agreements are recognized as an adjustment to interest expense.

     At December 31, 1998, the Company had an interest rate swap agreement with a total notional value of $10,000,000, expiring December 7, 2001 or December 7, 2000 at the counterparties' option. The agreements effectively convert floating rate obligations to a fixed rate of 4.85 percent. If the Company were to terminate its existing interest rate swap agreements, any resulting gain or loss would be deferred and recognized over the remaining life of the related debt.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     RailWorks uses the following methods and assumptions in estimating the fair value of its financial instruments:

          Cash and Cash Equivalents -- The carrying amount is equal to fair market value due to their short-term nature.

          U.S. Government and Municipal Bonds -- These securities are classified as held to maturity and are valued at cost which approximates market value.

          Debt -- The Company's bank loans and floating rate debt approximate fair value. The fair value of fixed rate long-term debt is based upon quoted market prices for these or similar issues, or rates currently available to the Company for debt with similar terms and maturities.

          Interest Rate Swap Agreements -- The fair value of interest rate swap agreements is based upon the estimated cost to terminate the agreements, taking into account current interest rates and creditworthiness of the counterparties. The fair value at December 31, 1998 was approximately $10,500.

16. SEGMENT REPORTING

     Comstock and the Predecessor Company operated in one reportable segment: transit services. Accordingly, no additional disclosures are required under SFAS No. 131. The following matrix presents operational and financial condition data as of and for the year ended December 31, 1998 for analysis by reportable segment (in thousands):

                                   TRANSIT    RAIL PRODUCTS       RAIL        OTHER/
                                   SERVICES   AND SUPPLIES    CONSTRUCTION   CORPORATE    TOTAL
                                   --------   -------------   ------------   ---------   --------
Revenues from external
  customers......................  $165,989      $11,195        $37,184      $     --    $214,368
Intersegmental revenue...........        --          952            883            --       1,835
Depreciation/amortization........       (17)         192            709         1,221       2,105
Segment operating profit
  (loss).........................     6,084        1,683          4,596       (23,038)    (10,675)
Costs and estimated earnings in
  excess of billings on
  uncompleted contracts..........    22,897           --          1,895            --      24,792
Segment assets...................    58,224        8,299         26,676       159,677     252,876
Capital Expenditures.............       676           29            490            85       1,280

                     RAILWORKS CORPORATION AND SUBSIDIARIES

     The Company's reconciliation of segment totals to enterprise values are as follows (in thousands):

REVENUES:
  Total revenues for reportable segments....................  $214,368
  Elimination of intersegment revenues......................    (1,835)
                                                              --------
  Consolidated revenues.....................................  $212,533
                                                              ========
OPERATING PROFIT OR LOSS:
  Total profit or loss for reportable segments..............  $(10,675)
                                                              ========
ASSETS:
  Total assets for reportable segments......................  $252,876
  Elimination of intercompany receivables/payables..........      (826)
  Elimination of investments in subsidiaries................   (23,414)
                                                              --------
  Consolidated assets.......................................  $228,636
                                                              ========

17. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

     Quarterly financial information for the years ended December 31, 1998 and 1997 are summarized as follows (in thousands, except per share data):

                                                        YEAR ENDED DECEMBER 31, 1998
                                                    -------------------------------------
                                                     FIRST    SECOND     THIRD    FOURTH
                                                    QUARTER   QUARTER   QUARTER   QUARTER
                                                    -------   -------   -------   -------
Revenues..........................................  $41,628   $44,752   $53,077   $73,076
Operating income (loss)...........................    1,237     1,172   (18,404)    5,320
Net income (loss).................................      666       456   (19,036)    5,067
Basic EPS.........................................      .23       .15     (1.72)      .37
Diluted EPS.......................................      .23       .15     (1.72)      .34

                                                        YEAR ENDED DECEMBER 31, 1997
                                                    -------------------------------------
                                                     FIRST    SECOND     THIRD    FOURTH
                                                    QUARTER   QUARTER   QUARTER   QUARTER
                                                    -------   -------   -------   -------
Revenues..........................................  $32,401   $34,739   $41,197   $45,273
Operating income..................................      604     1,105       992       711
Net income........................................      440       418       467       103
Basic EPS.........................................      .15       .14       .16       .03
Diluted EPS.......................................      .15       .14       .16       .03

18. SUBSEQUENT EVENTS (UNAUDITED)

     On January 7, 1999, the Company acquired all the stock of Mid West Railroad Construction Maintenance Corporation of Wyoming (Mid West) which specializes in construction, repair and maintenance of railroad tracks in various western states. On January 26, 1999, the Company acquired all the stock of Gantrex Group (Gantrex) which manufactures and supplies crane rail fastening systems including pad manufacturing, extrusion and continuous vulcanizing capabilities. On January 29, 1999, the Company acquired all the stock of FCM Rail, Ltd. (FCM) which provides customized leasing services to users of on track rail equipment. On February 1, 1999, the Company acquired all of the stock of F & V Metro Contracting Corp. and Affiliates (F & V) which performs electrical and mechanical installations for transit and transportation agencies in the metropolitan New York City area. The acquisitions were accounted for using the

                     RAILWORKS CORPORATION AND SUBSIDIARIES
purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values at the date of acquisition. The combined purchase price was $26,000,000 in cash, $8,833,000 of promissory notes payable and 100,000 shares of Common Stock, plus the potential to receive earnouts if targeted revenue and profit goals are achieved over the next 5 years. The estimated fair market value of assets purchased was approximately $6,300,000 and the estimated goodwill was $29,500,000. Any additional purchase price paid will increase the goodwill reported. The estimated fair market values reflected above are based on preliminary estimates and assumptions and are subject to revision.

                             RAILWORKS CORPORATION

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements give effect to the acquisitions by RailWorks of the Founding Companies and the Acquired Companies. The unaudited pro forma balance sheet reflects the acquisition of the 1999 Acquired Companies as if each had occurred on December 31, 1998. The unaudited pro forma statement of operations presents the statement of operations data from the Consolidated Financial Statements of the Company for the year ended December 31, 1998 combined with (1) the results of operations for the Founding Companies (other than Comstock Holdings, Inc.) from January 1, 1998 through July 31, 1998 and (2) the results of operations of the 1998 Acquired Companies from January 1, 1998 through November 4, 1998, two of the 1999 Acquired Companies from January 1, 1998 through December 31, 1998 and two of the 1999 Acquired Companies from December 1, 1997 through November 30, 1998.

     The Company has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners of the Founding Companies and the Acquired Companies. To the extent the owners of the Founding Companies and the Acquired Companies have contractually agreed to changes in salaries, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma statement of operations.

     Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what the Company's combined financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of the Company's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisition by the Company, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto included elsewhere herein.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                             RAILWORKS CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                 RAILWORKS      1999
                                                CORPORATION   ACQUIRED     PRO FORMA
                                                HISTORICAL    COMPANIES   ADJUSTMENTS     PRO FORMA
                                                -----------   ---------   -----------     ---------
ASSETS
Current Assets:
  Cash........................................   $  2,846      $ 2,157      $(5,003)(a)   $     --

  Accounts receivables........................     77,181       22,781                      99,962
  Marketable securities.......................                   7,981                       7,981
  Lease receivables...........................                     511                         511
  Cost and estimated earnings in excess of
    billings on uncompleted contracts.........     24,792        3,349                      28,141
  Inventories.................................      9,085        3,274                      12,359
  Prepaid expenses and other current assets...      4,271          444                       4,715
                                                 --------      -------      -------       --------
        Total current assets..................    118,175       40,497       (5,003)       153,669
Property, plant and equipment, net............     13,392       15,233                      28,625
Other Assets:
  Goodwill....................................     93,845                    29,485(b)     123,330
  Other.......................................      3,224          278                       3,502
  Investments.................................                     603                         603
                                                 --------      -------      -------       --------
                                                 $228,636      $56,611      $24,482       $309,729
                                                 ========      =======      =======       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current maturities of long-term debt........   $    931      $11,284      $ 4,943(b)    $ 12,155
                                                                             (5,003)(a)
  Accounts payable and accrued liabilities....     35,436       14,274                      49,710
  Accrued payroll and related withholdings....      3,777          986                       4,763
  Billings in excess of costs and estimated
    earnings on uncompleted contracts.........      5,958        9,702                      15,660
  Other current liabilities...................      4,682        1,335                       6,017
                                                 --------      -------      -------       --------
        Total current liabilities.............     50,784       37,581          (60)        88,305
Long-term Liabilities:
  Long-term debt..............................     50,573       11,874       26,000(b)      88,447
  Excess of acquired net assets over cost, net
    of amortization...........................      8,662                                    8,662
  Senior subordinated notes...................                                                  --
  Promissory notes............................                                3,890(b)       3,890
  Other liabilities...........................      8,609          808                       9,417
                                                 --------      -------      -------       --------
        Total long-term liabilities...........     67,844       12,682       29,890        110,416
                                                 --------      -------      -------       --------
        Total liabilities.....................    118,628       50,263       29,830        198,721
                                                 --------      -------      -------       --------
Stockholders' Equity:
  Preferred stock.............................         14                                       14
  Common stock................................        137          267         (266)(b)        138
  Additional paid-in capital..................    121,296          607          392(b)     122,295
  Retained earnings (deficit).................    (11,439)       5,474       (5,474)(b)    (11,439)
                                                 --------      -------      -------       --------
        Total stockholders' equity............    110,008        6,348       (5,348)       111,008
                                                 --------      -------      -------       --------
                                                 $228,636      $56,611      $24,482       $309,729
                                                 ========      =======      =======       ========

                See Notes to Unaudited Pro Forma Balance Sheet.

                     RAILWORKS CORPORATION AND SUBSIDIARIES

                             RAILWORKS CORPORATION

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

     a. To record the repayment of $5,003,000 of indebtedness from cash on hand as of December 31, 1998. In management's opinion, the Company does not need to maintain a significant cash balance for working capital needs.

     b. To record goodwill and the Company's financing of the 1999 Acquired Companies.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                             RAILWORKS CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                   FOUNDING
                                                   COMPANIES                     PRO FORMA
                                    RAILWORKS      (THROUGH                         FOR
                                   CORPORATION     JULY 31,       PRO FORMA      FOUNDING        ACQUIRED      PRO FORMA
                                   HISTORICAL        1998)       ADJUSTMENTS     COMPANIES     COMPANIES(1)   ADJUSTMENTS
                                   -----------     ---------     -----------     ---------     ------------   -----------
Revenue..........................   $ 212,533       $56,965       $              $269,498        $81,367        $    --
Cost of revenue..................     182,817        45,892           (800)(2)    227,052         63,191           (443)(2)
                                                                      (857)(3)
                                    ---------       -------       --------       --------        -------        -------
Gross profit.....................      29,716        11,073          1,657         42,446         18,176            443
                                    ---------       -------       --------       --------        -------        -------
Selling, general and
  administrative expenses........      17,040         9,033         (2,379)(3)     19,317          9,949         (3,480)(3)
                                                                      (785)(4)                                     (231)(2)
                                                                    (2,000)(2)                                   (1,639)(5)
                                                                    (1,592)(5)
Non-recurring expenses...........      19,965           400        (14,470)(6)         --                            --
                                                                      (803)(7)
                                                                    (5,092)(8)
Transaction fees.................       1,281            --         (1,281)(9)         --                            --
Loss guarantee...................                                                      --          1,491         (1,491)(10)
Depreciation and amortization....       2,105         1,595          1,689(11)      5,389          2,928            735(11)
                                    ---------       -------       --------       --------        -------        -------
Operating (loss) income..........     (10,675)           45         28,370         17,740          3,808          6,549
Other income (expense):
  Interest income................       1,634           108             --          1,742           (777)           200
  Interest expense...............      (2,334)         (378)           137(12)     (2,575)        (1,631)           179(12)
                                    ---------       -------       --------       --------        -------        -------
(Loss) income before income
  taxes..........................     (11,375)         (225)        28,507         16,907          1,400          6,928
Provision for income taxes.......       1,472           453          6,170(13)      8,095            275          2,642(13)
                                    ---------       -------       --------       --------        -------        -------
Net (loss) income................   $ (12,847)      $  (678)      $ 22,337       $  8,812        $ 1,125        $ 4,286
                                    =========       =======       ========       ========        =======        =======

EBITDA(14).......................   $  (8,570)      $ 1,640       $ 30,059       $ 23,129        $ 6,735        $ 7,284
                                    =========       =======       ========       ========        =======        =======

                                   PRO FORMA FOR
                                     FOUNDING
                                     COMPANIES
                                   AND ACQUIRED
                                     COMPANIES
                                   -------------
Revenue..........................    $350,865
Cost of revenue..................     289,800
                                     --------
Gross profit.....................      61,065
                                     --------
Selling, general and
  administrative expenses........      23,916
Non-recurring expenses...........          --
Transaction fees.................          --
Loss guarantee...................          --
Depreciation and amortization....       9,052
                                     --------
Operating (loss) income..........      28,097
Other income (expense):
  Interest income................       1,165

  Interest expense...............      (4,027)
                                     --------
(Loss) income before income
  taxes..........................      25,235
Provision for income taxes.......      11,012
                                     --------
Net (loss) income................    $ 14,223
                                     ========
EBITDA(14).......................    $ 37,149
                                     ========

           See Notes to Unaudited Pro Forma Statement of Operations.

                             RAILWORKS CORPORATION

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     1. Excludes results of operations of the 1998 Acquired Companies from November 4, 1998 to December 31, 1998 because they are included in the Consolidated Financial Statements of RailWorks for the year ended December 31, 1998.

     2. To reflect the reduction of insurance and benefit costs realized by the Company compared to the combined historical cost incurred by the Founding Companies and the Acquired Companies.

     3. To reduce compensation expense to the level the owners of the Founding Companies and the Acquired Companies have contractually agreed to receive subsequent to the acquisition of their companies. The employment agreements are generally for three years. This amount is net of incremental corporate expenses of $1,200,000.

     4. To reflect the savings realized on a lease renewal by Comstock and a reduction of compensation expense related to personnel of Comstock's former parent.

     5. To eliminate acquisition-related costs incurred by the Founding Companies and the Acquired Companies in anticipation of their acquisition by RailWorks.

     6. To record the issuance of 1,205,872 shares of restricted common stock (with no cash impact to the Company) to management, based on the IPO price of $12.00 per share.

     7. To eliminate non-cash compensation expense recorded as a result of the transfer of common stock from certain operating company managers to other employees of such operating companies at the price per share in effect on the date of transfer.

     8. To eliminate non-recurring expenses of RailWorks consisting of restricted common stock granted to the Company's officers, settlement of employee benefit obligations, relocation costs of one of the operating companies and transfers of common stock made by certain operating company managers to other employees of such operating companies.

     9. To eliminate offering expenses incurred in connection with the IPO.

     10. To eliminate the loss related to the specific contract performance of an unrelated venture which was guaranteed by one of the acquired companies.

     11. To record goodwill amortization expense using a 40-year estimated life, other intangible assets amortization using a 10-year estimated life and loan origination costs amortization using a 3-year estimated life.

     12. To reduce interest expense to reflect debt at the rates that would have been in effect for RailWorks in 1998.

     13. To record the incremental provision for federal and state income taxes at an assumed 39.0% effective tax rate increased by the effect of goodwill amortization which is not deductible for income tax purposes.

                             RAILWORKS CORPORATION

     14. EBITDA is the sum of earnings before interest, income taxes, depreciation and amortization expense. Included in EBITDA is income earned on contract retainages pursuant to contractual agreements with certain customers. EBITDA is presented because management believes that it is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA does not represent net income or cash flow from operations as defined by generally accepted accounting principles, is not necessarily indicative of cash available to fund all cash flow needs, should not be considered as an alternative to net income or to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. EBITDA is not necessarily comparable with similarly-titled measures presented by other companies.

     The adjustments related to the 1999 Acquired Companies are based on preliminary estimates of the allocation of the purchase price and are subject to revision.

                  REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

To the Shareholders of

Gantrex Group Limited, Norapco Limited,

Gantrex Holding Corporation and Gantrex Systems Inc.:

     We have audited the combined balance sheet of GANTREX GROUP LIMITED, NORAPCO LIMITED, GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC. as at December 31, 1998 and the combined statements of income and retained earnings and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these combined financial statements present fairly, in all material respects, the combined financial position of Gantrex Group Limited, Norapco Limited, Gantrex Holding Corporation and Gantrex Systems Inc. as at December 31, 1998 and the combined results of their operations and their cash flows for the year then ended in accordance with generally accepted accounting principles.

                                          Arthur Andersen LLP

March 15, 1999

Mississauga, Canada

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1998

ASSETS
Current Assets
  Cash and cash equivalents.................................  $  571,872
  Accounts receivable.......................................   3,225,328
  Inventories (Note 2)......................................   1,392,711
  Prepaid expenses..........................................      93,089
  Deferred income taxes.....................................      15,573
  Income taxes receivable...................................     114,744
  Other current assets......................................     102,729
                                                              ----------
                                                               5,516,046
CAPITAL ASSETS (Note 3).....................................   1,071,567
TRADEMARKS, net of accumulated amortization of $15,648......      11,162
PATENTS, net of accumulated amortization of $92,234.........      28,588
OTHER LONG-TERM ASSETS......................................      83,628
                                                              ----------
                                                              $6,710,991
                                                              ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Bank demand loan (Note 4).................................  $  206,607
  Accounts payable and accrued liabilities..................   2,724,081
                                                              ----------
                                                               2,930,688
                                                              ----------
DEFERRED INCOME TAXES.......................................      18,841
                                                              ----------
SHAREHOLDERS' EQUITY
  Share capital (Note 5)....................................     259,446
  Retained earnings.........................................   3,502,016
                                                              ----------
                                                               3,761,462
                                                              ----------
                                                              $6,710,991
                                                              ==========

  The accompanying notes are an integral part of this combined balance sheet.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

NET SALES...................................................  $13,944,643
COST OF SALES...............................................   10,106,384
                                                              -----------
GROSS PROFIT................................................    3,838,259
                                                              -----------
EXPENSES
  Selling, general and administrative.......................    4,230,800
  Depreciation and amortization.............................       33,254
  Interest income, net......................................      (25,951)
  Other income..............................................     (376,483)
                                                              -----------
                                                                3,861,620
                                                              -----------
LOSS BEFORE RECOVERY OF INCOME TAXES........................      (23,361)
RECOVERY OF INCOME TAXES....................................       73,461
                                                              -----------
NET INCOME..................................................       50,100
RETAINED EARNINGS, beginning of year........................    3,451,916
                                                              -----------
RETAINED EARNINGS, end of year..............................  $ 3,502,016
                                                              ===========

   The accompanying notes are an integral part of these combined statements.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS PROVIDED FROM OPERATING ACTIVITIES:
Net income..................................................  $  50,100
Items not affecting cash -
  Depreciation and amortization.............................    145,870
  Deferred income taxes.....................................    (82,775)
Changes in non-cash working capital items...................   (137,248)
                                                              ---------
                                                                (24,053)
INVESTING ACTIVITY
  Purchase of capital assets................................    (64,785)
FINANCING ACTIVITY
  Decrease in bank demand loan..............................    (44,280)
                                                              ---------
DECREASE IN CASH DURING THE YEAR............................   (133,118)
CASH AND CASH EQUIVALENTS, beginning of year................    704,990
                                                              ---------
CASH AND CASH EQUIVALENTS, end of year......................  $ 571,872
                                                              =========

    The accompanying notes are an integral part of this combined statement.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The parent companies and their subsidiaries employ accounting policies and standards of financial disclosure which are in accordance with the recommendations of the Canadian Institute of Chartered Accountants.

     All significant intercompany accounts and transactions have been eliminated.

     The combined financial statements include the accounts of:

          1. GANTREX GROUP LIMITED consolidated with its wholly owned subsidiaries:

             Cranequip Limited
             Gantrex Limited
             Gantrex Systems Limited

          2. NORAPCO LIMITED

          3. GANTREX HOLDING CORPORATION consolidated with its wholly owned subsidiary, Gantrex Corporation

          4. GANTREX SYSTEMS INC.

USE OF ESTIMATES

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period as well as disclosure of contingencies at the date of the financial statements. Actual results could differ from those estimates.

INVENTORIES

     Inventories are valued at the lower of cost and net realizable value with cost being determined on a first-in, first-out basis.

CAPITAL ASSETS

     The Companies record their capital assets at cost. Depreciation and amortization are provided in order to allocate the costs over the estimated useful lives of the capital assets as follows:

Building....................................................  5% straight line
Equipment and machinery.....................................  10% - 30% straight line
Furniture and fixtures......................................  20% straight line
Computer hardware...........................................  30% declining balance
Computer software...........................................  50% straight line
Trademarks..................................................  5% straight line
Tooling.....................................................  50% straight line

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

TRANSLATION OF FOREIGN CURRENCIES

     All foreign companies and their subsidiaries included in the combined group are treated as integrated foreign operations for combination purposes. Accordingly, their monetary assets and liabilities have been converted to United States dollars using the exchange rate in effect at the balance sheet date. All other assets and liabilities are converted at historical rates. Revenues and expenses are translated at average exchange rates prevailing during the year. The resulting exchange gain/loss on translation is included in net income.

INCOME TAXES

     The Companies follow the deferral method of tax allocation in accounting for income taxes. Under this method timing differences between accounting and taxable income result in the recording of deferred income taxes.

2. INVENTORIES

Finished goods..............................................  $1,273,318
Raw materials...............................................     119,393
                                                              ----------
                                                              $1,392,711
                                                              ==========

3. CAPITAL ASSETS

                                                                          ACCUMULATED     NET BOOK
                                                                COST      DEPRECIATION     VALUE
                                                             ----------   ------------   ----------
Land.......................................................  $  130,095    $       --    $  130,095
Building...................................................     746,287       238,636       507,651
Equipment and machinery....................................   1,467,965     1,225,235       242,730
Furniture and fixtures.....................................     406,484       299,478       107,006
Computer hardware..........................................     505,442       423,922        81,520
Computer software..........................................      77,953        75,388         2,565
                                                             ----------    ----------    ----------
                                                             $3,334,226    $2,262,659    $1,071,567
                                                             ==========    ==========    ==========

4. BANK DEMAND LOAN

     The Companies have operating lines of credit totalling $1,100,000 bearing interest at rates not exceeding the bank's prime rate of interest plus 1% per annum. Accounts receivable, inventories and certain other assets of subsidiaries have been pledged as collateral under the bank lines of credit. As at December 31, 1998 the Companies had unused and available operating lines of credit of approximately $900,000.

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. SHARE CAPITAL

     As at December 31, 1998, the authorized share capital of the Companies consisted of the following:

GANTREX GROUP LIMITED:
                                                              Class A
Unlimited...................................................  shares
                                                              Class B
Unlimited...................................................  shares
                                                              Class C
Unlimited...................................................  shares
Unlimited...................................................  Common shares

NORAPCO LIMITED:
                                                              Class A
Unlimited...................................................  shares
                                                              Class B
Unlimited...................................................  shares
                                                              Class C
Unlimited...................................................  shares
                                                              Class D
Unlimited...................................................  shares


GANTREX HOLDING CORPORATION:
10,235 Common shares........................................

GANTREX SYSTEMS INC.:
3,000 Common shares.........................................

     As at December 31, 1998 the following shares had been issued and remained outstanding:

GANTREX GROUP LIMITED:
14,730,404 Class A shares...................................  $101,834
1,068,171 Class B shares....................................    20,372
10,792 Common shares........................................       204
                                                              --------
                                                              $122,410
                                                              ========
NORAPCO LIMITED:
955,085 Class A shares......................................  $127,500
1,043,361 Class B shares....................................     8,415
10,544 Class D shares.......................................        85
                                                              --------
                                                              $136,000
                                                              ========
GANTREX HOLDING CORPORATION:
3,500 Preferred shares......................................  $    850
10,235 Common shares........................................        86
                                                              --------
                                                              $    936
                                                              ========
GANTREX SYSTEMS INC.:
100 Common shares...........................................  $    100
                                                              ========

                    GANTREX GROUP LIMITED, NORAPCO LIMITED,
              GANTREX HOLDING CORPORATION AND GANTREX SYSTEMS INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. COMMITMENTS

     At December 31, 1998, the Companies had commitments under lease contracts for the rental of real estate, expiring in 2001, requiring annual rental payments as follows:

1999........................................................  $ 73,447
2000........................................................    64,447
2001........................................................    42,965
                                                              --------
                                                              $180,859
                                                              ========

7. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

     Most entities depend on computerized systems and therefore are exposed to the Year 2000 conversion risk, which, if not properly addressed, could affect an entity's ability to conduct normal business operations. Management is addressing this issue, however, given the nature of this risk, it is not possible to be certain that all aspects of the Year 2000 Issue affecting the Company and those with whom it deals such as customers, suppliers or other third parties, will be fully resolved without having an adverse impact on the Company's operations.

8. SUBSEQUENT EVENT

     On January 26, 1999, the shareholders of the Companies sold all of the outstanding shares to RailWorks Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mid West Railroad Construction and Maintenance Corporation of Wyoming:

     We have audited the accompanying balance sheet of MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING (a Wyoming corporation) as of December 31, 1998, and the related statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING as of December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
March 12, 1999

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                                 BALANCE SHEET
                               DECEMBER 31, 1998

ASSETS
CURRENT ASSETS:
  Cash......................................................  $  264,261
  Accounts receivable.......................................   1,145,048
  Due from employees, current portion.......................      15,679
  Inventory.................................................     140,866
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................      63,772
  Prepaid expenses..........................................      29,262
  Income tax refund receivable..............................     161,365
                                                              ----------
          Total current assets..............................   1,820,253
                                                              ----------
PROPERTY, PLANT AND EQUIPMENT:
  Land......................................................      69,715
  Building..................................................     408,950
  Locomotives...............................................     494,340
  Construction equipment....................................   1,990,961
  Vehicles..................................................     401,981
  Leasehold improvements....................................     119,248
  Office equipment..........................................      68,946
                                                              ----------
                                                               3,554,141
     Less accumulated depreciation..........................     983,477
                                                              ----------
  Property, plant and equipment, net........................   2,570,664
                                                              ----------
OTHER ASSETS,
  Due from employees, non-current...........................       6,721
                                                              ----------
                                                              $4,397,638
                                                              ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term debt.........................  $  500,640
  Accounts payable..........................................     657,269
  Accrued expenses..........................................      96,241
  Accrued payroll and payroll taxes.........................      32,007
  Deferred income taxes.....................................      42,000
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................      83,054
                                                              ----------
          Total current liabilities.........................   1,411,211
                                                              ----------
OTHER LIABILITIES:
  Long-term debt, net of current portion....................   1,089,725
  Deferred income taxes.....................................     232,000
                                                              ----------
          Total other liabilities...........................   1,321,725
                                                              ----------
STOCKHOLDERS' EQUITY:
  Common Stock, no par value; authorized 1,000 shares;
     issued and outstanding 1,000 shares....................       1,000
  Additional paid-in capital................................     606,780
  Retained earnings.........................................   1,056,922
                                                              ----------
          Total stockholders' equity........................   1,664,702
                                                              ----------
                                                              $4,397,638
                                                              ==========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

EARNED REVENUE..............................................  $13,219,410
COST OF EARNED REVENUE......................................   11,064,566
                                                              -----------
  Gross profit..............................................    2,154,844
GENERAL AND ADMINISTRATIVE EXPENSES.........................    1,646,408
                                                              -----------
INCOME FROM OPERATIONS......................................      508,436
                                                              -----------
OTHER INCOME (EXPENSE):
  Loss on sale of fixed assets..............................      (35,981)
  Other income..............................................        1,356
  Interest expense..........................................     (155,402)
  Interest income...........................................       17,402
  Net rental income.........................................        2,921
                                                              -----------
OTHER EXPENSE, NET..........................................     (169,704)
                                                              -----------
INCOME BEFORE PROVISION FOR INCOME TAXES....................      338,732
PROVISION FOR INCOME TAXES..................................        2,635
                                                              -----------
NET INCOME..................................................  $   336,097
RETAINED EARNINGS, BEGINNING................................      720,825
                                                              -----------
RETAINED EARNINGS, ENDING...................................  $ 1,056,922
                                                              ===========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   336,097
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation and amortization.............................      391,391
  Loss on sale of fixed assets..............................       35,981
  Deferred income taxes.....................................     (121,000)
  Change in operating assets and liabilities:
     Accounts receivables...................................    1,967,778
     Due from employees.....................................      (11,800)
     Inventory..............................................      (25,002)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................    2,227,390
     Prepaid expenses and other assets......................       (3,141)
     Income tax refund receivable...........................     (161,365)
     Accounts payable.......................................   (3,657,189)
     Accrued expenses.......................................     (133,589)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................      (93,717)
     Accrued payroll and payroll taxes......................       (4,363)
                                                              -----------
          Net cash provided by operating activities.........      747,471
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment...........................       13,087
  Purchases of equipment....................................     (805,605)
                                                              -----------
          Net cash used in investing activities.............     (792,518)
                                                              -----------
CASH FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................    1,010,823
  Principal payments of long-term debt......................   (1,006,942)
                                                              -----------
          Net cash provided by financing activities.........        3,881
                                                              -----------
NET DECREASE IN CASH........................................      (41,166)
CASH AND CASH EQUIVALENTS, beginning of year................      305,427
                                                              -----------
CASH AND CASH EQUIVALENTS, end of year......................  $   264,261
                                                              ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest..................................................  $   164,262
                                                              ===========
  Income taxes..............................................  $   455,000
                                                              ===========

                       See Notes to Financial Statements.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

                         NOTES TO FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     Mid West Railroad Construction and Maintenance of Wyoming ("the Company") is a Wyoming corporation which was formed in 1988. The Company operates in Wyoming, Utah and Colorado and other western U.S. states.

     The Company performs contracts for repair, maintenance and construction of privately owned railroad tracks, contracts to move railroad cars on private railroad tracks to and from common carrier interchange points and provides railroad track engineering.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from the estimates that were assumed in preparing the financial statements.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of cash, accounts receivable and accounts payable approximate fair value because of their short-term nature. The carrying amount of long-term debt approximates fair value based on the borrowing rates currently available to the Company for bank loans with similar terms and maturities.

REVENUE AND COST RECOGNITION

     The Company recognizes revenues from fixed-fee construction contracts using the percentage-of-completion method, measured by the ratio of cost incurred to date to management's estimated total cost for each contract. That method is used because management considers total cost to be the best available measure of progress on the contracts. Changes in job performance, job conditions and estimated profitability may result in revisions to cost and income, which are recognized in the period in which the revisions are determined.

     Revenues from time-and-material contracts are recognized as the work is performed.

     Contract costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

     The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

INVENTORY

     Inventory, principally materials and supplies, is stated at the lower of cost or net realizable value. Cost is determined by the first-in, first-out method.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is stated at cost. Depreciation is provided principally by use of the straight-line method over the estimated useful life of the related asset. Accelerated methods are used for income tax reporting purposes.

INCOME TAXES

     Deferred income taxes are determined based on the difference between the financial statement and income tax basis of assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. The temporary differences related primarily to the reporting of revenue recognition on long-term contracts, depreciation and net operating loss carryforwards.

CASH

     From time to time, the Company's cash balance with financial institutions exceeds the maximum FDIC insured balance of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash.

     For the reporting of cash flows, the Company considers savings accounts and certificate of deposits with original maturities of three months or less to be cash.

3. ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1998, consisted of the following:

Contract receivables........................................  $1,117,358
Retainage...................................................      27,690
                                                              ----------
                                                              $1,145,048
                                                              ==========

     Contract retainages have been billed but are not due pursuant to contract provisions until contract completion. Such contract retainage is expected to be collected within the following year.

4. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Information with respect to contracts in process at December 31, 1998, are as follows:

Costs incurred on uncompleted contracts.....................  $1,084,103
Estimated earnings..........................................     114,805
                                                              ----------
                                                               1,198,908
Less billings to date.......................................   1,218,190
                                                              ----------
                                                              $  (19,282)
                                                              ==========

     Included in the balance sheet under the following captions:

Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $ 63,772
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (83,054)
                                                              --------
                                                              $(19,282)
                                                              ========

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

5. LONG-TERM DEBT

     Long-term debt at December 31, 1998 consisted of the following:

Notes payable to Grand National Bank, principal and interest at rates from 9.15% to 9.90%, payable monthly, maturing
  from May 2000 to May 2001, secured by all inventory,
  accounts receivable, contract rights, equipment, general
  intangibles, fixtures and the personal guarantees of the
  shareholders..............................................  $  961,050
Vehicle and equipment notes payable, principal and interest
  at rates from 7.90% to 18.20%, payable monthly, maturing
  from May 1999 to December 2003, secured by vehicles and
  equipment.................................................     568,867
Mortgage note payable in monthly installments of $1,661
  including interest at 9.04%, maturing in June 1999,
  secured by real property..................................       8,119
Mortgage note payable in monthly installments of $1,349
  including interest at 9.40%, maturing in November 2002,
  secured by real Property..................................      52,329
                                                              ----------
                                                               1,590,365
Less current maturities.....................................     500,640
                                                              ----------
                                                              $1,089,725
                                                              ==========

     Aggregate principal payments as of December 31, 1998, on long-term debt are as follows:

Year Ending December 31
  1999......................................................  $  500,640
  2000......................................................     645,453
  2001......................................................     240,697
  2002......................................................      91,688
  2003......................................................     111,887
                                                              ----------
                                                              $1,590,365
                                                              ==========

     Long-term debt contains certain restrictive covenants which place some requirements and restrictions on the Company regarding the maintenance of certain financial ratios measured on an annual basis.

6. LEASE AGREEMENTS

     The Company leases certain vehicles under the classification of operating leases. The following is a schedule of future minimum lease payments for operating leases as of December 31, 1998:

Period Ending December 31
  1999......................................................  $    5,500
                                                              ==========

     Rent expense under operating leases totaled $24,660 for the year ended December 31, 1998.

7. EMPLOYEE BENEFIT PLAN

     The Company sponsors a 401k plan (the "Plan") covering certain of its employees. The Plan provides for contributions by the Company in such amounts as the Board of Directors may annually determine. Contributions to the Plan amounted to $8,126 for the year ended December 31, 1998.

     MID WEST RAILROAD CONSTRUCTION AND MAINTENANCE CORPORATION OF WYOMING

8. INCOME TAXES

     The income tax provision (benefit) as reported in the combined statements of operations differs from the amounts computed by applying federal statutory rates due to the following:

Federal income tax at statutory rate........................  $ 118,556
State income taxes, net of federal income tax benefit.......      8,402
Benefit of previously unrecognized alternative minimum tax
  credits...................................................   (126,198)
Other.......................................................      1,875
                                                              ---------
Income tax provision........................................  $   2,635
                                                              =========

     The tax effect of temporary differences that give rise to significant portions of deferred tax assets at December 31, 1998 consisted of the following:

Deferred tax assets:
  Depreciation..............................................  $232,000
  Other, primarily deferred contract income.................    42,000
                                                              --------
          Total deferred tax liabilities....................  $274,000
                                                              ========

9. RELATED PARTY TRANSACTIONS

     The Company rents a building from a shareholder on a month to month basis. The rent requires monthly payments of $2,447, plus real estate taxes. Rent expense for the year ended December 31, 1998 was $30,417.

10. COMMITMENTS AND CONTINGENCIES

     The Company is engaged in various lawsuits arising in the ordinary course of business. In the opinion of management, based upon the advice of counsel, the ultimate outcome of these lawsuits will not have a material impact on the Company's financial statements.

11. SUBSEQUENT EVENT

     On January 7, 1999, the stockholders of the Company sold all of the outstanding stock to RailWorks Corporation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Stockholders
F & V Metro Contracting Corp. and Affiliates

     We have audited the accompanying combined statement of net liabilities of F & V METRO CONTRACTING CORP. AND AFFILIATES at November 30, 1998, and the related combined statements of operations and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of F & V METRO CONTRACTING CORP. AND AFFILIATES at November 30, 1998 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Stamford, Connecticut
March 15, 1999

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                     COMBINED STATEMENT OF NET LIABILITIES
                               NOVEMBER 30, 1998

ASSETS
  Current Assets:
  Cash and cash equivalents.................................  $ 1,335,528
  Marketable securities.....................................    7,846,300
  Contract receivables......................................   14,459,447
  Costs and estimated earnings in excess of billings on
     uncompleted contracts..................................    3,285,554
  Inventory.................................................    1,740,873
  Advances to and equity in joint ventures..................    2,059,983
  Advances to stockholders..................................       71,378
  Advances to affiliates....................................    1,295,719
  Prepaid expenses and other current assets.................      190,894
                                                              -----------
          Total current assets..............................   32,285,676
                                                              -----------
PROPERTY AND EQUIPMENT, net.................................      546,999
                                                              -----------
OTHER ASSET:
Security deposits...........................................       53,978
                                                              -----------
          Total assets......................................   32,886,653
                                                              -----------
LIABILITIES
Current Liabilities:
  Notes payable - banks.....................................  $ 4,653,333
  Loans payable - other.....................................      239,148
  Current maturities of long-term debt......................       47,685
  Accounts payable..........................................   11,534,641
  Billings in excess of costs and estimated earnings on
     uncompleted contracts..................................    9,620,264
  Accrued expenses and other current liabilities............      871,189
                                                              -----------
          Total current liabilities.........................   26,966,260
                                                              -----------
Long-Term Liabilities:
  Notes payable -- banks....................................      111,111
  Long-term debt, less current maturities...................       69,397
  Long-term advances........................................    7,532,724
                                                              -----------
          Total liabilities.................................   34,679,492
                                                              -----------
          Excess of liabilities over assets.................  $(1,792,839)
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                        COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

Contract Revenues...........................................  $46,039,928
Contract Costs..............................................   42,227,163
                                                              -----------
Gross Profit................................................    3,812,765
General and Administrative Expenses.........................    2,307,228
Other Income (Expense):
  Interest income...........................................      375,043
  Interest expense..........................................     (541,753)
  Loss from joint ventures..................................     (578,279)
  Loss on guarantee of project..............................   (1,490,646)
  Other income..............................................       54,944
                                                              -----------
          Total other expense...............................   (2,180,691)
                                                              -----------
Loss Before Income Taxes....................................     (675,154)
Income Taxes................................................           --
                                                              -----------
Net Loss....................................................  $  (675,154)
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                        COMBINED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED NOVEMBER 30, 1998

NET LOSS....................................................  $  (675,154)
                                                              -----------
ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH PROVIDED BY
  OPERATING ACTIVITIES:
  Depreciation and amortization.............................      121,884
  Loss on disposal of fixed assets..........................       16,651
  Equity in loss from joint ventures........................      578,279
  Changes in assets (increase) decrease:
     Marketable securities..................................     (495,000)
     Contract receivables...................................   (1,049,331)
     Costs and estimated earnings in excess of billings on
      uncompleted contracts.................................   (1,500,742)
     Inventory..............................................   (1,640,873)
     Prepaid expenses and other current assets..............      378,816
     Security deposits......................................       26,375
  Changes in liabilities increase (decrease):
     Accounts payable.......................................   (2,098,124)
     Billings in excess of costs and estimated earnings on
      uncompleted contracts.................................    7,038,393
     Accrued expenses and other current liabilities.........      224,363
                                                              -----------
          Total adjustments.................................    1,600,691
                                                              -----------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................      925,537
                                                              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of property and equipment..............      147,756
  Purchase of property and equipment........................     (112,282)
  Advances to joint ventures................................   (2,638,262)
                                                              -----------
          NET CASH USED IN INVESTING ACTIVITIES.............   (2,602,788)
                                                              -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Long-term advances........................................  $ 5,184,814
  Repayment of advances to stockholders.....................      460,328
  Repayment of advances to affiliates.......................      100,078
  Advances to affiliates....................................   (1,295,719)
  Advances to stockholders..................................      (71,378)
  Repayment of advances from stockholders...................     (128,886)
  Distributions to stockholders.............................     (579,417)
  Principal payments of long-term borrowings................      (81,002)
  Repayment of notes payable -- bank........................   (1,013,334)
  Repayment of advances from affiliates.....................     (962,295)
                                                              -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    1,613,189
                                                              -----------
NET DECREASE IN CASH........................................      (64,060)
CASH, BEGINNING OF PERIOD...................................    1,399,588
                                                              -----------
CASH, END OF PERIOD.........................................  $ 1,335,528
                                                              ===========
SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Property and equipment acquired through long-term
     financing..............................................  $    38,388
                                                              ===========

  See independent auditors' report and notes to combined financial statements.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

     F & V Metro Contracting Corp. and Affiliates (the "Companies") serve as contractors for governmental, institutional and commercial projects, primarily in the New York City Metropolitan area. Construction work is generally performed under fixed-price and unit-price contracts. These contracts are undertaken by the Companies or in partnership with other contractors through joint ventures. The length of the Companies' contracts varies but typically ranges from one to three years.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of F & V Metro Contracting Corp., V & R Electrical Contractors, Inc., F & V Mechanical/V & R Electrical -- A Joint Venture, Impulse Enterprises of N.Y., Inc. and Impulse Enterprises of N.Y., Inc. and F & V Mechanical Plumbing & Heating Corp. A Joint Venture, which are related by virtue of common ownership. All intercompany balances and transactions have been eliminated in the combined financial statements.

     The balance sheet dates for the entities included in the combined report are as follows:

F&V Metro Contracting Corp..................................  11/30/98
V&R Electrical Contractors, Inc.............................  12/31/98
F&V Mechanical/V&R Electrical a Joint Venture...............  12/31/98
Impulse Enterprises of N.Y., Inc............................  10/31/98
Impulse Enterprises of N.Y., Inc. and F&V Mechanical a Joint
  Venture...................................................  10/31/98

REVENUE AND COST RECOGNITION

     Revenues from fixed-price and unit-price, long-term construction contracts are recognized under the percentage of completion method. Under this method, progress towards completion is recognized according to the ratio of incurred costs to estimated total costs.

     Contract costs include all direct material and labor costs and all other direct and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from settlements, may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Because of the inherent uncertainty in estimating the costs to complete on contracts in process, it is at least reasonably possible that the estimates used will change in the near term. Profit incentives are included in revenues when their realization is reasonably assured. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

     The Asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The Liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

     In accordance with normal construction industry practice, the Companies classify as current all assets and liabilities related to the performance of long-term construction contracts. The

                  F & V METRO CONTRACTING CORP. AND AFFILIATES contracting cycle may extend beyond one year and, accordingly, collection or payment of amounts related to these contracts may extend beyond one year.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH EQUIVALENTS

     The Companies consider securities with original maturities of three months or less to be cash equivalents.

MARKETABLE SECURITIES

     The Companies determine cost of marketable securities using the average cost method for purposes of calculating realized gains or losses.

INVENTORY

     Inventory is valued at the lower of cost or market, with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value.

CONCENTRATION OF CREDIT RISK

     Substantially all of the Companies' business activity is with customers located within the New York City metropolitan area. Substantially all of the Companies' cash is maintained in two financial institutions, each of which are in excess of the Federal Deposit Insurance Corporation (FDIC) insured limits of $100,000. The Companies believe they are not exposed to any significant credit risk on cash and cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

     Depreciation and amortization of property and equipment is provided utilizing accelerated methods over the estimated useful lives of the respective assets as follows:

Building....................................................    31.5 years
Transportation equipment....................................       5 years
Office equipment............................................  3 to 5 years
Furniture and fixtures......................................  5 to 7 years

     Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

INCOME TAXES

     Federal income taxes have not been provided because the stockholders have elected to have F & V Metro Contracting Corp., V & R Electrical Contractors, Inc., and Impulse Enterprises of N.Y., Inc. treated as S corporations for income tax purposes as provided in Section 1362(a) of the Internal Revenue Code. As such, the Corporations' income or loss and credits are passed through to the stockholders and reported on their individual income tax returns.

     Generally, income taxes are not payable or provided by the Partnerships, F & V Mechanical/V & R Electrical -- A Joint Venture and Impulse Enterprises of N.Y., Inc. and F & V Mechanical Plumbing and Heating Corp. -- A Joint Venture. Partners are taxed individually on their share of partnership earnings. The partnership net income or loss is allocated to the partners based upon their profit and loss percentages. The partnerships are subject to the New York City unincorporated business tax for which no amounts are due for 1998.

PENSION PLANS

     Union employees are covered by collectively bargained employee benefit plans under which the Companies make contributions on a monthly basis based upon hours worked.

PROFIT SHARING PLAN

     The Companies sponsor a 401(k) plan covering all eligible salaried employees who have met age and service requirements. Annual contributions to the plan are discretionary and are determined by the Board of Directors. No Company contributions were made in 1998.

3. MARKETABLE SECURITIES

     The Companies' investments in marketable securities are classified as held to maturity and are valued at cost, which approximates market value.

MARKETABLE DEBT SECURITIES

Municipal bonds.............................................  $7,630,000
Cash........................................................     216,300
                                                              ----------
                                                              $7,846,300
                                                              ==========

     The marketable securities have various maturity dates ranging from December, 1998 to July, 2004 with interest rates ranging from 3.75% to 6.75% per annum.

     Bonds maturing after November 30, 1998 were replaced with similar securities.

     The Companies have substituted certain of their municipal bonds in lieu of retainage totaling $7,902,788, related to certain uncompleted and completed contracts.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

4. CONTRACT RECEIVABLES

     Contract receivables are summarized as follows:

Completed contracts.........................................  $ 1,459,506
Contracts in process........................................   10,740,881
Retainage...................................................    2,377,957
                                                              -----------
                                                               14,578,344
Less: Allowance for doubtful accounts.......................      118,897
                                                              -----------
                                                              $14,459,447
                                                              ===========

     The Companies anticipate that approximately 55% of retainage at November 30, 1998 will be collected within one year.

5. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

     Costs and estimated earnings in excess of billings on uncompleted contracts arise when revenues have been recorded but the amounts cannot be billed currently under the terms of the contracts. Such amounts are recoverable from customers upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of the contract. The Companies anticipate that substantially all amounts, will be billed and collected within one year.

     Costs and estimated earning on uncompleted contracts are as follows:

Contract costs incurred.....................................  $83,533,894
Estimated earnings..........................................   10,442,645
                                                              -----------
                                                               93,976,539
Less: Billings to date......................................  100,311,249
                                                              -----------
                                                              $(6,334,710)
                                                              ===========

     Such amounts are included in the accompanying combined balance sheet under the following captions:

Costs and estimated earnings in excess of billings on
  uncompleted contracts.....................................  $ 3,285,554
Billings in excess of costs and estimated earnings on
  uncompleted contracts.....................................   (9,620,264)
                                                              -----------
                                                              $(6,334,710)
                                                              ===========

6. JOINT VENTURES

     F & V Metro Contracting Corp. and Affiliates, in the normal conduct of its business, has entered into four joint venture partnership agreements with third parties. The joint venture agreements, which require the participants to contribute additional capital as needed, provide that the Companies will receive from the joint ventures their proportionate share of any profits or losses realized from the contracts. The Companies have 50% or less participation in these joint ventures and account for them under the equity method. The investment is included in the balance "Advances to and equity in joint ventures."

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

     In addition, the Companies fulfill certain joint venture contractual obligations and are reimbursed for all related costs incurred. During the year ended November 30, 1998, the Companies received management fees from joint ventures totaling $162,500, which is included in contract revenues.

7. RELATED PARTY TRANSACTIONS

     Advances to and from affiliates and stockholders are summarized as follows:

ADVANCES TO AFFILIATES
  Balance, beginning of period..............................  $  100,078
  Advances to affiliates....................................   1,295,719
  Repayment of advances.....................................    (100,078)
                                                              ----------
  Balance, end of period....................................  $1,295,719
                                                              ==========
ADVANCES TO STOCKHOLDERS
  Balance, beginning of period..............................  $  460,328
  Advances to Stockholders..................................      71,378
  Repayment of advances.....................................    (460,328)
                                                              ----------
  Balance, end of period....................................  $   71,378
                                                              ==========
ADVANCES FROM STOCKHOLDERS
  Balance, beginning of period..............................  $  128,886
  Repayment of advances.....................................    (128,886)
                                                              ----------
  Balance, end of period....................................  $       --
                                                              ==========

     Advances between affiliates are repaid periodically throughout the year and are non-interest bearing. The Companies anticipate that these advances will be repaid within one year.

     The Companies lease their office and warehouse facilities from an affiliate on a month-to-month tenancy. Rent expense charged to operations for the year ended November 30, 1998 amounted to $302,160, of which $47,520 is included in contract costs.

     The Companies have various loans receivable from related parties in the amount of $85,310. These loans are unsecured, non-interest bearing and have no specific repayment terms. The Companies anticipate these loans to be repaid within one year. Such loans are included in the caption "Prepaid expenses and other current assets."

8. PROPERTY AND EQUIPMENT

     Property and equipment is summarized as follows:

Transportation equipment....................................  $  983,113
Office equipment............................................      42,973
Furniture and fixtures......................................      31,928
Leasehold improvements......................................     250,604
                                                              ----------
                                                               1,308,618
Less: Accumulated depreciation and amortization.............     761,619
                                                              ----------
                                                              $  546,999
                                                              ==========

     Depreciation and amortization expense related to property and equipment amounted to $121,884, of which $68,771 is included in contract costs for the year ended November 30, 1998.

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

9. NOTES PAYABLE -- BANKS

     Pursuant to an agreement with its bank, the Companies may borrow up to $2,300,000 under an unsecured line of credit. The agreement contains financial covenants related to the Companies' working capital, net worth and bank borrowings. The agreement also contains a 30-day clean-up provision and is personally guaranteed by the stockholders of the Companies. Interest is payable at 1/2% above the bank's prime rate (for a total rate of 8.25% at November 30, 1998). The line of credit expires on May 31, 1999.

     The outstanding balance on the above mentioned line of credit totaled $2,220,000 at November 30, 1998. Subsequent to November 30, 1998, the Companies repaid $1,817,908 of this balance.

     Pursuant to an agreement with another bank, the Companies have borrowed $2,300,000 under a term loan agreement. The agreement contains financial covenants related to the Companies' working capital, net worth and bank borrowings. The agreement also contains a provision whereby the Companies will repay $40,000 per month, plus interest, towards the balance of the loan. The loan is personally guaranteed by the stockholders of the Companies. Interest is payable at 1/2% above the bank's prime rate (for a total rate of 8.25% at November 30, 1998). The term loan expires on May 31, 1999.

     The outstanding balance on the above mentioned term loan totals $2,100,000 at November 30, 1998. Subsequent to November 30, 1998, the Companies repaid $160,000 of this balance.

     In addition, the Companies have entered into agreements with the banks for two, $500,000 term loans. Each loan is to be repaid in equal monthly installments of $13,889, plus interest through March, 2000. These loans are secured by the fixed assets of the Companies and are personally guaranteed by the stockholders of the Companies. Interest is payable at 3/4% above the banks' prime rate (for a combined rate of 8.50% at November 30, 1998).

     The outstanding balances on the above mentioned term loans total $444,444 at November 30, 1998, of which $111,111 is long-term. Subsequent to November 30, 1998, the Companies repaid all outstanding balances relating to these term loans.

     Aggregate maturities of notes payable -- banks are as follows:

YEARS ENDING NOVEMBER 30:
-------------------------
1999........................................................  $4,653,333
2000........................................................     111,111
                                                              ----------
                                                              $4,764,444
                                                              ==========

10. LONG-TERM DEBT

     Long-term debt is summarized as follows:

Installment loans payable -- in equal monthly installments
  totaling $4,670 including interest ranging from 7.9% to
  9.9% per annum through varying periods from October, 1999
  through October, 2002, secured by related transportation
  equipment.................................................  $117,082
Less: Current maturities....................................    47,685
                                                              --------
Long-Term Debt..............................................  $ 69,397
                                                              ========

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

     Aggregate maturities of long-term debt are as follows:

YEARS ENDING NOVEMBER 30:
-------------------------
1999........................................................  $ 47,685
2000........................................................    38,830
2001........................................................    23,896
2002........................................................     6,671
                                                              --------
                                                              $117,082
                                                              ========

11. PAYABLE -- OTHER

     The Companies have various other loans payable to a related party which are unsecured, non-interest bearing and have no specific repayment terms. The Companies anticipate repaying these loans within one year.

12. LONG-TERM ADVANCES

     The Companies have received various advances from a joint venture partner which have been used to finance certain contracts unrelated to such joint venture. Such amounts are non-interest bearing and have no specific repayment terms. The Companies do not anticipate repaying such amounts within one year.

13. STOCKHOLDERS' EQUITY

     Stockholders' equity of the Companies on a non-combined basis are summarized as follows:

F & V METRO CONTRACTING CORP.
  Common stock -- no par value; 400 shares authorized; 280
     shares issued and outstanding..........................  $    50,350
  Retained earnings.........................................      605,638
                                                              -----------
          Total Stockholders' Equity at November 30, 1998...  $   655,988
                                                              ===========
V & R ELECTRICAL CONTRACTORS, INC.
  Common stock -- no par value; 200 shares authorized, 100
     shares issued and outstanding..........................  $    10,000
  Accumulated deficit.......................................     (210,224)
                                                              -----------
          Total Stockholders' Deficit at December 31,
           1998.............................................  $  (200,224)
                                                              ===========
IMPULSE ENTERPRISES OF N.Y., INC.
  Common stock -- no par value; 200 shares authorized,
     issued and outstanding.................................  $   241,000
  Accumulated deficit.......................................   (2,489,603)
                                                              -----------
          Total Stockholders' Deficit at October 31, 1998...  $(2,248,603)
                                                              ===========

     The changes in combined excess of liabilities over assets for the year ended November 30, 1998 are as follows:

Net liabilities, beginning of year..........................  $  (538,268)
Net loss....................................................     (675,154)
Distributions to stockholders...............................     (579,417)
                                                              -----------
Net liabilities, end of year................................  $(1,792,839)
                                                              ===========

                  F & V METRO CONTRACTING CORP. AND AFFILIATES

14. COMMITMENTS AND CONTINGENCIES

     The Companies have guaranteed a loan agreement entered into by a non-combined affiliated company and its bank. The amount outstanding on this loan agreement totals $664,444 at November 30, 1998.

     The Companies are contingently liable to their surety under a general indemnity agreement. Under this agreement, the Companies agree to indemnify the surety for any payments made on their behalf and on behalf of their joint ventures. The Companies believe that all contingent liabilities will be satisfied by their performance on the specific contracts covered by the agreement.

     F & V Metro Contracting Corp., in an unrelated business transaction, has entered into an agreement with another general contractor as a guarantor on one of its projects. F&V Metro Contracting Corp. had no equity interest in the project and was entitled to a fee based on the profit of the project. Each party is jointly and severally liable to the surety under a general indemnity agreement. Included in other expenses is $1,490,646, which represents amounts reimbursed to the surety and vendors and the anticipated remaining cost to complete the contract. F & V Metro Contracting Corp. will seek recovery of all amounts from the general contractor; however, no amounts have been recorded as ultimate collection is uncertain. It is reasonably possible that F & V Metro Contracting Corp. will have to reimburse the surety for additional amounts under the indemnity. Any such additional reimbursement cannot be estimated at November 30, 1998.

     The Companies are involved in various legal proceedings which have been filed against them. In the opinion of management and legal counsel, the outcome of this litigation will not materially affect the Companies' financial position.

15. INCOME TAXES

     The net deferred tax benefits in the accompanying combined balance sheet include the following components:

Tax benefit from net operating loss carryforward............  $600,321
Valuation allowance.........................................  (600,321)
                                                              --------
Net deferred tax asset......................................  $     --
                                                              ========

     As of November 30, 1998, the Companies have New York State and New York City net operating loss carryforwards of approximately $10,000,000, subject to review by taxing authorities, expiring at varying dates ranging from October, 2007 to December, 2012.

16. SUBSEQUENT EVENT

     On February 1, 1999, the stockholders of the Companies entered into an agreement with RailWorks Corporation. Under the terms of the agreement, the stockholders agreed to exchange their stock and ownership interests in the Companies for cash and promissory notes. The transaction was completed on March 15, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  RAILWORKS CORPORATION
                                                  (Registrant)


Date: March 17, 1999                              By:/s/ Harold C. Kropp, Jr.
                                                     ---------------------------
                                                     Harold C. Kropp, Jr.
                                                     Vice President and Chief
                                                     Accounting Officer

                                 Exhibit Index

      Exhibit                    Description
      -------                    -----------

       27.1                      Financial Data Schedule (for SEC purposes only)



